Exhibit 99.1

Flywire Reports Second Quarter 2026 Financial Results

Second Quarter Revenue Increased 27.2% Year-over-Year

Second Quarter Revenue Less Ancillary Services Increased 28.5% Year-over-Year

Previous Fiscal Year 2026 FX-Neutral Revenue Less Ancillary Services growth guidance raised by 300 bps at midpoint, Adjusted EBITDA margin growth guidance raised by 25 bps at midpoint

Boston, MA – August 4, 2026: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today reported financial results for its second quarter ended June 30, 2026.

“Q2 was another strong quarter for Flywire, with results ahead of expectations and momentum building across all four verticals. We are signing larger accounts, expanding faster within existing ones, unifying our global platforms, and bringing agentic capabilities to market that will meaningfully improve the experience for our clients and their payers. The financial profile reflects it: revenue growth, expanding adjusted EBITDA margins, and growing free cash flow. The complexity we solve is our moat, and everything we are building today is a foundation for our path to $1 billion in revenue and 30% adjusted EBITDA margin," said Mike Massaro, Flywire’s CEO.

Second Quarter 2026 Financial Highlights:

GAAP Results

●
Revenue increased 27.2% to $167.7 million in the Second quarter of 2026, compared to $131.9 million in the Second quarter of 2025.
●
Gross Profit increased to $89.6 million, resulting in Gross Margin of 53.4%, for the Second quarter of 2026, compared to Gross Profit of $75.1 million and Gross Margin of 57.0% in the Second quarter of 2025.
●
Net loss was ($8.1) million in the Second quarter of 2026, compared to net loss of ($12.0) million in the Second quarter of 2025.

Key Operating Metrics and Non-GAAP Results

●
Total Payment Volume increased 38.2% to $8.2 billion in the Second quarter of 2026, compared to $5.9 billion in the Second quarter of 2025.
●
Revenue Less Ancillary Services increased 28.5% to $163.8 million in the Second quarter of 2026, compared to $127.5 million in the Second quarter of 2025. FX-Neutral Revenue Less Ancillary Services increased 26.9% year-over-year.

●
Adjusted Gross Profit increased to $92.7 million, up 19.0% compared to $77.9 million in the Second quarter of 2025. Adjusted Gross Margin was 56.6% in the Second quarter of 2026 compared to 61.1% in the Second quarter of 2025.
●
Adjusted EBITDA increased 44.5% to $24.0 million in the Second quarter of 2026, compared to $16.6 million in the Second quarter of 2025. Adjusted EBITDA margin increased by approximately 160 bps year-over-year to 14.6% in the Second quarter of 2026.
●
Repurchased approximately 3.1 million shares of our common stock for approximately $49 million (excluding commissions), with approximately $123 million remaining in the share repurchase program as of the end of the Second quarter of 2026.

Q2 2026 Key Business Performance highlights:

Commercial Highlights

-
Significant Enterprise Wins Across Regions: Closed marquee deals including a major EMEA cross-border expansion, landmark UK university platform consolidation, multiple US institutional full-suite implementations, and Canada cross-border expansion.
-
SFS-Driven Education Expansion: Student Financial Services expansion in the US and UK continues our shift toward larger, more strategic engagements. We signed three new US SFS deals this quarter at double the ARR of the prior-year quarter, and added the University of Liverpool in the UK to consolidate manual workflows onto a single platform.
-
Strong Deal Velocity & Geographic Diversification: We signed 200+ new clients across 45 countries and all verticals — a second straight quarter at this pace. Education revenue outside our "Big Four" markets grew 30%+ YoY, with roughly two of three new education clients coming from outside those core markets.
-
Travel Momentum. In Experiential Travel, deal sizes rose as travel clients consolidated vendors onto our rails, and we signed 42 Hospitality software deals across Europe and Asia in the first half of 2026.

Client, Product & Partner Highlights

-
Workday Integration Advancement (EDU): Wesleyan University went live as the first SFS school using Flywire's new Workday Student Integration API. As the first existing SFS client to migrate between two integrated ERPs, Wesleyan's implementation established a framework for future ERP transitions.
-
Driftwood Hospitality Deployment: Expanded Travel Hospitality footprint with deployment across nearly 90 US hotel properties, demonstrating strong traction in the higher-value hospitality segment with integrated payments, digital signatures, and authorization workflows.

Guidance

”Our second-quarter results give us the confidence to raise our full-year guidance for revenue and adjusted EBITDA, even as we remain prudent in our assumptions for the education vertical given the visa policy environment," said Flywire's CFO, Cosmin Pitigoi. “What's equally encouraging is what we see inside the P&L: operating expenses are scaling well below gross profit growth, which gives us conviction in our ability to scale profitably from here and achieve a fourfold increase in GAAP Net Income this year.”

Based on information available as of August 4, 2026, Flywire anticipates the following results for the third quarter and fiscal year 2026*.

Fiscal Year 2026
FX-Neutral Revenue Less Ancillary Services Growth	21-27% YoY
Adjusted EBITDA Margin Growth	+200 to 400 bps YoY

Third Quarter 2026
FX-Neutral Revenue Less Ancillary Services Growth	16-22% YoY
Adjusted EBITDA Margin Growth	100-300 bps YoY

*Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes growth within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire's stock and foreign currency exchange rates.

These statements are forward-looking, and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss second quarter financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company's investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through accelerated share repurchase transactions or the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended, or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance, which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

●
Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP less (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.
●
Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration, if applicable. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Profit and Gross Margin with a useful measure of the gross profit and gross margin of the Company’s payment processing-related services, which are the primary services it provides to its clients.
●
Adjusted EBITDA. EBITDA represents our consolidated net income (loss) in accordance with GAAP adjusted to exclude (i) interest expense, (ii) interest income, (iii) (benefit from) provision for income taxes and (iv) depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted by excluding (a) stock-based compensation expense and related payroll taxes, (b) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(c) gain (loss) from the remeasurement of foreign currency, (d) indirect taxes related to intercompany activity, (e) acquisition related transaction costs, (f) employee retention costs, such as incentive compensation, associated with acquisition activities, (g) restructuring costs, and (h) gain (loss) from investments. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

●
Adjusted EBITDA Margin. Adjusted EBITDA Margin represents Adjusted EBITDA divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of the Company’s payment processing-related services, which are the primary services it provides to its clients.

●
FX Neutral Revenue Less Ancillary Services. FX Neutral Revenue Less Ancillary Services represents Revenue Less Ancillary Services adjusted to show presentation on a FX Neutral basis. The FX Neutral information presented is calculated by translating current-period results using prior-period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on an FX Neutral basis to provide a comparable framework for assessing how the business performed, excluding the effect of foreign currency fluctuations.

●
Non-GAAP Operating Expenses. Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities, (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions and (vi) restructuring costs.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin or net income (loss), or operating expenses prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items.

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes growth within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire's stock and foreign currency exchange rates. For figures in this press release reported on an "FX-Neutral basis,” Flywire calculates the year-over-year impact of foreign currency movements using prior period weighted average foreign currency exchange rates.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports approximately 5,300** clients with diverse payment methods in more than 140 currencies across more than 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**Excludes clients from Flywire’s Sertifi and Invoiced acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire's forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX Neutral Revenue Less Ancillary Services growth, Adjusted EBITDA margin growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; uncertainties associated with the timing and scope of future repurchases by FLYW of its common stock under its repurchase program, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; Flywire’s ability to enter new client verticals, including its relatively new hospitality sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; Flywire’s ability to adapt its business to changes in government policy regarding tariffs and immigration; economic and industry trends, including the risk of a global recession, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the ongoing hostilities in Ukraine and involving Israel, Hamas and Iran; Flywire’s ability to adapt to recommended or implemented U.S. policy changes, in particular those that impact higher education, the desire for foreign students to study in the U.S., immigration and visa policy, and changes to regulatory agencies and depth of enforcement of regulations; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022 and The One Big Beautiful Bill Act of 2025; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Flywire's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, expected to be filed in the third quarter of 2026. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited) (Amounts in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$167,744	$131,891	$355,856	$265,343
Costs and operating expenses:
Payment processing services costs	74,748	53,887	152,199	104,450
Technology and development	18,387	17,106	37,819	34,017
Selling and marketing	38,913	38,377	79,407	74,946
General and administrative	38,467	30,175	78,420	63,233
Restructuring	—	1,351	—	8,690
Total costs and operating expenses	170,515	140,896	347,845	285,336
(Loss) income from operations	$(2,771)	$(9,005)	$8,011	$(19,993)
Other income (expense):
Interest expense	(312)	(1,065)	(615)	(1,789)
Interest income	656	1,089	1,571	4,023
(Loss) gain from remeasurement of foreign currency	(2,890)	3,947	404	7,523
Gain on available-for-sale debt securities	—	8	—	166
Total other income (expense), net	(2,546)	3,979	1,360	9,923
(Loss) income before income taxes	(5,317)	(5,026)	9,371	(10,070)
Provision for income taxes	2,830	6,981	5,000	6,097
Net (loss) income	$(8,147)	$(12,007)	$4,371	$(16,167)
Foreign currency translation adjustment	2,877	6,655	1,976	9,332
Unrealized losses on available-for-sale debt securities, net of taxes	(13)	(36)	(47)	(165)
Total other comprehensive income	$2,864	$6,619	$1,929	$9,167
Comprehensive (loss) income	$(5,283)	$(5,388)	$6,300	$(7,000)
Net (loss) income attributable to common stockholders – basic and diluted	$(8,147)	$(12,007)	$4,371	$(16,167)
Net (loss) income per share attributable to common stockholders – basic	$(0.07)	$(0.10)	$0.04	$(0.13)
Net (loss) income per share attributable to common stockholders – diluted	$(0.07)	$(0.10)	$0.03	$(0.13)
Weighted average common shares outstanding – basic	122,404,404	121,852,349	122,290,676	122,539,986
Weighted average common shares outstanding – diluted	122,404,404	121,852,349	128,361,845	122,539,986

Condensed Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except par value per share and share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$282,392	$330,303
Short-term investments	11,792	24,692
Accounts receivable, net	38,836	34,776
Unbilled receivables, net	21,291	20,522
Funds receivable from payment partners	108,703	155,455
Prepaid expenses and other current assets	41,458	36,540
Total current assets	504,472	602,288
Property and equipment, net	26,420	22,125
Intangible assets, net	177,743	189,050
Goodwill	407,025	406,507
Other assets	47,326	33,343
Total assets	$1,162,986	$1,253,313
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,208	$15,298
Funds payable to clients	235,496	310,799
Accrued expenses and other current liabilities	56,739	55,715
Deferred revenue	20,474	19,951
Total current liabilities	330,917	401,763
Deferred tax liabilities	12,648	12,900
Other liabilities	2,831	3,479
Total liabilities	346,396	418,142
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized, 133,968,610 shares issued and 121,609,147 shares outstanding as of June 30, 2026; 130,335,519 shares issued and 120,086,090 shares outstanding as of December 31, 2025	13	13
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding as of June 30, 2026, and 1,873,320 shares issued and outstanding as of December 31, 2025, respectively	—	—
Treasury voting common stock, at cost; 12,359,463 and 10,249,429 shares as of June 30, 2026 and December 31, 2025, respectively	(177,411)	(118,636)
Additional paid-in capital	1,142,573	1,108,679
Accumulated other comprehensive income	4,417	2,488
Accumulated deficit	(153,002)	(157,373)
Total stockholders’ equity	816,590	835,171
Total liabilities and stockholders’ equity	$1,162,986	$1,253,313

Condensed Consolidated Statements of Cash Flows

(Unaudited) (Amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$4,371	$(16,167)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized gain from remeasurement of foreign currency	(4,397)	(9,747)
Depreciation and amortization	15,302	12,270
Stock-based compensation expense	34,847	35,740
Amortization of deferred contract costs	1,130	768
Change in fair value of contingent consideration	1,727	(502)
Deferred tax provision	(2,387)	1,003
Change in provision for uncollectible accounts	607	252
Amortization of debt issuance costs	197	92
Net accretion of discounts and amortization of premiums on investments	(16)	(595)
Other	—	(166)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,709)	94
Unbilled receivables	(752)	(1,518)
Funds receivable from payment partners	49,244	2,090
Prepaid expenses, other current assets and other assets	(16,989)	(16,247)
Funds payable to clients	(73,365)	(62,572)
Accounts payable, accrued expenses and other current liabilities	736	(2,138)
Other liabilities	(793)	(622)
Deferred revenue	501	(2,914)
Net cash provided by (used in) operating activities	5,254	(60,879)
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(319,835)
Purchase of short-term and long-term investments	—	(14,802)
Proceeds from the maturity and sale of short-term and long-term investments	12,707	142,334
Capitalization of internally developed software	(6,492)	(3,392)
Purchases of property and equipment	(412)	(734)
Net cash provided by (used in) investing activities	5,803	(196,429)
Cash flows from financing activities:
Proceeds from issuance of revolving credit facility	—	125,000
Payment of revolving credit facility	—	(65,000)
Contingent consideration paid for acquisitions	—	(2,710)
Payments of tax withholdings for net settled equity awards	(5,351)	(2,364)
Common stock repurchased including related costs	(30,523)	(54,304)
Non-voting common stock repurchased and retired	(29,036)	—
Proceeds from the issuance of stock under Employee Stock Purchase Plan	1,592	1,242
Proceeds from exercise of stock options	2,157	1,753
Net cash (used in) provided by financing activities	(61,161)	3,617
Effect of exchange rates changes on cash and cash equivalents	2,193	8,135
Net change in cash and cash equivalents	(47,911)	(245,556)
Cash and cash equivalents, beginning of period	330,303	495,242
Cash and cash equivalents, end of period	$282,392	$249,686

* We have revised the six months ended June 30, 2025, Condensed Consolidated Statements of Cash Flows to correct classification errors identified and previously disclosed in our Form 10-Q during the nine month ended September 30, 2025.

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in millions, except percentages)

All dollar amounts in the tables below are rounded and as a result, certain amounts may not recalculate using the rounded amounts provided.

Revenue Less Ancillary Services, Adjusted Gross Profit, and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Revenue	$167.7	$131.9	$355.9	$265.3
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(3.9)	(4.2)	(7.9)	(8.7)
Marketing fees	—	(0.1)	(0.1)	(0.5)
Revenue Less Ancillary Services	$163.8	$127.5	$347.8	$256.2
Payment processing services costs	74.7	53.9	152.2	104.5
Hosting and amortization costs within technology and development expenses	3.4	2.9	7.3	5.3
Cost of Revenue	$78.2	$56.7	$159.5	$109.8
Adjusted to:
Exclude printing and mailing costs	(3.9)	(4.2)	(7.9)	(8.7)
Offset marketing fees against related costs	—	(0.1)	(0.1)	(0.5)
Exclude depreciation and amortization	(3.1)	(2.7)	(6.9)	(4.8)
Adjusted Cost of Revenue	$71.1	$49.7	$144.6	$95.8
Gross Profit	$89.6	$75.1	$196.4	$155.6
Gross Margin	53.4%	57.0%	55.2%	58.7%
Adjusted Gross Profit	$92.7	$77.9	$203.2	$160.4
Adjusted Gross Margin	56.6%	61.1%	58.4%	62.6%

Revenue Less Ancillary Services Disaggregated by Revenue Type

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(dollars in millions)	Transaction	Platform and other revenues	Revenue	Transaction	Platform and other revenues	Revenue
Revenue	$135.9	$31.8	$167.7	$100.6	$31.3	$131.9
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(3.9)	(3.9)	—	(4.2)	(4.2)
Marketing fees	—	—	—	(0.1)	—	(0.1)
Revenue Less Ancillary Services	$135.9	$28.0	$163.8	$100.5	$27.1	$127.5
Percentage of Revenue	81.0%	19.0%	100.0%	76.3%	23.7%	100.0%
Percentage of Revenue Less Ancillary Services	82.9%	17.1%	100.0%	78.8%	21.2%	100.0%

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(dollars in millions)	Transaction	Platform and other revenues	Revenue	Transaction	Platform and other revenues	Revenue
Revenue	$291.1	$64.8	$355.9	$209.1	$56.3	$265.3
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(7.9)	(7.9)	—	(8.7)	(8.7)
Marketing fees	(0.1)	—	(0.1)	(0.5)	—	(0.5)
Revenue Less Ancillary Services	$291.0	$56.8	$347.8	$208.6	$47.6	$256.2
Percentage of Revenue	81.8%	18.2%	100.0%	78.8%	21.2%	100.0%
Percentage of Revenue Less Ancillary Services	83.7%	16.3%	100.0%	81.4%	18.6%	100.0%

FX Neutral Revenue Less Ancillary Services

	Three Months Ended June 30,		Growth	Six Months Ended June 30,		Growth
(dollars in millions)	2026	2025	Rate	2026	2025	Rate
Revenue	$167.7	$131.9	27.2%	$355.9	$265.3	34.1%
Ancillary services	(3.9)	(4.3)		(8.1)	(9.2)
Revenue Less Ancillary Services	163.8	127.5	28.5%	347.8	256.2	35.7%
Effects of foreign currency rate fluctuations	(2.0)	—		(9.4)	—
FX Neutral Revenue Less Ancillary Services	$161.8	$127.5	26.9%	$338.4	$256.2	32.1%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
GAAP Technology and development	$18.4	$17.1	$37.8	$34.0
(-) Stock-based compensation expense and related taxes	(2.5)	(3.2)	(5.8)	(6.4)
(-) Depreciation and amortization	(1.6)	(1.6)	(3.4)	(3.3)
Non-GAAP Technology and development	$14.2	$12.3	$28.6	$24.3

GAAP Selling and marketing	$38.9	$38.4	$79.4	$74.9
(-) Stock-based compensation expense and related taxes	(6.0)	(4.9)	(11.1)	(9.2)
(-) Depreciation and amortization	(4.5)	(4.3)	(9.8)	(7.3)
Non-GAAP Selling and marketing	$28.5	$29.2	$58.6	$58.4

GAAP General and administrative	$38.5	$30.2	$78.4	$63.2
(-) Stock-based compensation expense and related taxes	(9.2)	(9.3)	(18.6)	(17.7)
(-) Depreciation and amortization	(1.0)	(0.8)	(2.0)	(1.6)
(-) Change in fair value of contingent consideration	(0.5)	0.7	(1.7)	0.5
(-) Acquisition related transaction costs	—	(0.1)	—	(2.5)
Non-GAAP General and administrative	$27.7	$20.7	$56.0	$41.9

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Net (loss) income	$(8.1)	$(12.0)	$4.4	$(16.2)
Interest expense	0.3	1.0	0.6	1.8
Interest income	(0.7)	(1.1)	(1.6)	(4.0)
Provision for income taxes	2.8	7.0	5.0	6.1
Depreciation and amortization expense	7.9	7.2	16.5	13.0
EBITDA	2.2	2.1	24.9	0.7
Stock-based compensation expense and related taxes	17.8	17.3	35.5	33.3
Change in fair value of contingent consideration	0.5	(0.7)	1.7	(0.5)
Loss (gain) from remeasurement of foreign currency	2.9	(3.9)	(0.4)	(7.5)
Gain on available-for-sale debt securities	—	—	—	(0.2)
Indirect taxes related to intercompany activity	0.6	0.4	1.5	1.0
Acquisition-related transaction costs	—	0.1	—	2.5
Restructuring	—	1.4	—	8.7
Adjusted EBITDA	$24.0	$16.6	$63.3	$38.0
Adjusted EBITDA margin	14.6%	13.0%	18.2%	14.8%